EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 22, 2002, except as to Note 18, which is as of September 26, 2002, relating to the consolidated financial statements and financial statement schedule of Pumatech, Inc., which appears in Pumatech, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2002.

PRICEWATERHOUSECOOPERS LLP

/s/    PricewaterhouseCoopers LLP

San Francisco, California
December 6, 2002